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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts—Independent Registered Public Accounting Firm" in the Registration Statement to be filed January 24, 2006 and related Prospectus of Foundation Coal Holdings, Inc. for the registration of shares of its common stock.

        We also consent to the incorporation by reference therein of our report dated March 29, 2005 with respect to the consolidated financial statements of RAG American Coal Holding, Inc. as of December 31, 2003, for each of the two years in the period ended December 31, 2003 and for the period from January 1, 2004 through July 29, 2004 (date of sale) appearing in Foundation Coal Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein) filed with the Securities and Exchange Commission and our report dated March 29, 2005 with respect to the consolidated financial statements of Foundation Coal Holdings, Inc. as of December 31, 2004 and for the period from February 9, 2004 (date of formation) through December 31, 2004 appearing in Foundation Coal Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein) filed with the Securities and Exchange Commission.

                        /s/ Ernst & Young LLP

Baltimore, Maryland
January 23, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm